Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
       (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)

In connection with the attached report of Wayne Hummer Investment Trust (the "Registrant") on Form N-CSR (the "Report"), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer's knowledge:

     1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended;

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated:  November 16, 2005

By:      /s/ Thomas J. Rowland
         -----------------------------
         Thomas J. Rowland
         Principal Executive Officer
         Wayne Hummer Investment Trust


Dated:  November 16, 2005

By:      /s/ Jean M. Maurice
         -----------------------
         Jean M. Maurice
         Principal Financial Officer
         Wayne Hummer Investment Trust